Exhibit 10.2

PROMISSORY NOTE

$200,000,000.00	, 2005

FOR VALUE RECEIVED, the undersigned, PATINA OIL & GAS CORPORATION, a Delaware corporation (“Maker”), hereby promises to pay to the order of JPMORGAN CHASE BANK, N.A. (“Payee”), at its office at 131 South Dearborn, Mail Code IL-0010, Chicago, Illinois 60603 (or at such other place as Payee may designate from time to time), in lawful money of the United States of America and in immediately available funds, the principal amount of Two Hundred Million Dollars ($200,000,000.00) or such lesser amount as shall equal the aggregate unpaid principal amount of the advances (the “Loans”) made by Payee to Maker under this Promissory Note (this “Note”), and to pay interest on the unpaid principal amount of each such Loan at the rates per annum and on the dates specified below.

Each Loan hereunder shall be at the sole discretion of Payee. Each Loan shall bear interest at the rate per annum equal to the lesser of (a) the Adjusted Base Rate (as hereinafter defined), or (b) the Maximum Lawful Rate (as hereinafter defined). Each Loan, and accrued and unpaid interest thereon, shall be due and payable on February 1, 2007 (or such earlier date as provided hereinbelow). Payee may, if and to the extent any payment is not made when due hereunder, charge from time to time against any or all of Maker’s accounts with Payee any amount so due.

The entire outstanding principal balance of this Note, and all accrued but unpaid interest, shall be immediately due and payable in full, without demand, upon the termination of all commitments and the payment in full of all indebtedness due and owing under Maker’s existing secured credit facility with JPMorgan Chase Bank, N.A. and certain other financial institutions.

Maker may prepay any Loan in whole or in part at any time without premium or penalty.

Interest shall be computed on the basis of a year of 365 days and the actual days elapsed (including the first day but excluding the last day). Overdue principal and, to the extent permitted by applicable law, interest shall bear interest, payable upon demand, for each day from and including the due date to but excluding the date of actual payment at a rate per annum equal to the sum of 2% plus the greater of (a) the floating rate of interest established from time to time by Payee as its prime rate of interest, which rate is not the lowest rate of interest which Payee charges, or (b) the sum of (i) the Federal Funds Rate (as hereinafter defined) in effect on such day, plus (ii) one-half of one percent (.5%) (such amount being referred to herein as the “Adjusted Base Rate”), each change in the Adjusted Base Rate to become effective without notice to Maker on the effective date of each such change. As used herein, the term “Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the business day next succeeding such day, provided that (1) if the day for which such rate is to be determined is not a business day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding business day as so published on the next succeeding business day, and (2) if such rate is not so published on such next succeeding business day, the Federal Funds Rate for any day shall be the average rate charged to Payee on such day on such transactions as determined by Payee. Whenever any payment under this Note is due on a day that is not a day Payee is open to conduct substantially all of its business, such payment shall be made on the next succeeding day on which Payee is open to conduct substantially all of its business, and such extension of time shall in such case be included in the computation of the payment of interest.

Notwithstanding anything to the contrary contained herein, if a petition shall be filed by or against Maker under any law relating to bankruptcy, reorganization, or insolvency, then the outstanding principal and accrued and unpaid interest on this Note shall become immediately due and payable.

Maker hereby waives presentment, protest, demand, or other notice of any kind in connection with this Note.

The request of Maker for any Loan and the receipt by Maker of the proceeds thereof shall be deemed a representation by Maker as of the date of each such request or receipt that Maker is duly authorized to incur such indebtedness hereunder.

No failure or delay by Payee in exercising, and no course of dealing with respect to, any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies of Payee provided herein shall be cumulative and not exclusive of any other rights or remedies provided by law. If any provision of this Note shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof. No provision of this Note may be modified or waived except by a written instrument signed by Payee and Maker.

Payee shall incur no liability to Maker in acting upon any telephone, telex, or other communication that Payee in good faith believes has been given by an authorized representative of Maker.

Payee may assign to one or more banks or other entities all or any part of, or may grant participations to one or more banks or other entities in or to all or any part of, this Note or any Loan or Loans hereunder.

Maker shall pay on demand all costs and expenses (including reasonable attorneys’ fees and the allocated costs of internal counsel) incurred by Payee in connection with the enforcement or attempted enforcement of this Note.

Notwithstanding anything to the contrary contained herein, the interest paid or agreed to be paid hereunder shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Lawful Rate”). If Payee shall receive interest in an amount that exceeds the Maximum Rate, the excessive interest shall be applied to the principal of this Note or, if it exceeds the unpaid principal, refunded to Maker. In determining whether the interest contracted for, charged, or received by Payee exceeds the Maximum Rate, Payee may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the stated term of this Note.

This Note shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. Maker hereby submits to the jurisdiction of any Texas State or Federal court sitting in the Northern District of Texas for the purposes of all legal proceedings arising out of or relating to this Note. Maker irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Maker and Payee by acceptance of this Note hereby irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or relating to this Note.

This Note is unsecured. Maker hereby represents, warrants and covenants that the proceeds of this Note will not be used for any purpose other than to terminate and unwind certain oil and gas hedge transactions and to satisfy the obligations of Maker (and/or its subsidiaries) in connection therewith.

THIS NOTE AND ANY OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

PATINA OIL & GAS CORPORATION, a Delaware corporation

By
David J. Kornder, Executive Vice President and Chief Financial Officer